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Exhibit 23.

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statements No. 333-16255 and 333-25685 on Form S-3 and 333-16253, 333-27015, 333-68155, 333-46772, 333-77145, 333-77149 and 333-73054 on Form S-8 of PG&E Corporation and Registration Statements No. 33-64136, 33-50707, 33-62488 and 33-61959 on Form S-3 of Pacific Gas and Electric Company of our reports dated February 24, 2003, June 27, 2003 as to the last paragraph of Note 1 (which express an unqualified opinion and include explanatory paragraphs relating to accounting changes and going concern uncertainties), appearing in and incorporated by reference in this Annual Report on Form 10-K/A, Amendment No. 3, of PG&E Corporation and Pacific Gas and Electric Company for the year ended December 31, 2002.

San Francisco, California
June 30, 2003

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  Exhibit 23.
INDEPENDENT AUDITORS' CONSENT